UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2011

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2011, J. Crew Group, Inc. (the “Company”, “we”, or “us”) and Libby Wadle entered into a letter agreement, which provides the continued terms and conditions of Ms. Wadle’s employment with the Company (the “Employment Agreement”). The Employment Agreement supersedes her previous Amended and Restated Non-disclosure, Non-solicitation and Non-competition Agreement, dated December 29, 2008.

The Employment Agreement provides that Ms. Wadle will continue to serve as Executive Vice President – J.Crew for a three year term beginning in November 2011, subject to automatic one-year renewals unless we provide two months’, or Ms. Wadle provides four months’, written notice prior to the expiration of the current term. The Employment Agreement provides for a minimum annual base salary of $700,000, which will be reviewed annually by us, and an annual bonus with a target of 75%, and a maximum of 187.5%, of base salary. The Employment Agreement also subjects Ms. Wadle to non-competition and non-solicitation covenants during her employment and for twelve (12) months following her termination of employment for any reason other than by us without “cause” or by her for “good reason” and to non-hire covenants during her employment for twelve (12) months following her termination of employment for any reason. In the event her employment is terminated by us without “cause,” by her for “good reason,” or as a result of our non-renewal of the Employment Agreement, Ms. Wadle is entitled, subject to her signing an effective release of claims and not breaching the restrictive covenants contained in the Employment Agreement, to the extent applicable, to (i) base salary and medical benefit continuation for twelve (12) months, (ii) the annual bonus earned for the prior fiscal year, to the extent not yet paid, and (iii) a lump sum, pro-rated amount of any annual bonus that she would have otherwise received, based on actual performance for the fiscal year in which her employment was terminated. However, other than in the case of a termination of employment within twenty-four (24) months following a change in control, Ms. Wadle’s right to base salary continuation will cease on the date she becomes employed by a new employer or begins providing services for another entity, provided that if the cash compensation she receives from her new employer is less than her final base salary with us, she will be entitled to the difference during the remainder of the severance period. Her right to medical benefit continuation will also cease when she becomes eligible for coverage under another group health plan. The above description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) through (c) not applicable

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Letter Agreement, dated November 28, 2011, between the Company and Libby Wadle

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: November 29, 2011	By:	/s/ Jennifer O’Connor
Jennifer O’Connor
SVP, General Counsel & Secretary